Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS LOAN AGREEMENT (this “Amendment”) is made as of February 24, 2015, by and between FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the “Borrower”) and FIRST MIDWEST BANK, an Illinois banking corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Business Loan Agreement dated as of April 16, 2014 (the “Loan Agreement”);

WHEREAS, Borrower has reported to Lender that it is default under the Loan Agreement as a result of its failure to comply with the “Minimum Debt Service Coverage Ratio” and the “Maximum Debt to Net Worth Ratio” covenants set forth in the Affirmative Covenants section of the Loan Agreement as of or as at December 31, 2014, and its failure to maintain two deposit accounts with Lender as required under the “Maintenance of Operating Account(s)/Minimum Balance” covenant set forth in the Affirmative Covenants section of the Loan Agreement (together, the “Designated Defaults”);

WHEREAS, Borrower has asked that Lender waive the Designated Defaults and agree to amend the Loan Agreement to re-set such financial covenants and to require that Borrower maintain only one deposit account with Lender; and

WHEREAS, Lender has agreed to waive the Designated Defaults and to amend the Loan Agreement subject to (1) Borrower’s execution and delivery of a waiver letter in form and substance acceptable to Lender and its counsel, (2) Borrower’s execution and delivery of this First Amendment to Amended and Restated Business Loan Agreement, and (3) Borrower’s payment to Lender of an amendment fee of $10,000.00 (the “Fee”) in immediately available funds; and

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Definitions.  Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

2.                                      Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)                                 by amending and restating the Minimum Debt Service Coverage Ratio covenant set forth in the Affirmative Covenants section of the Loan Agreement in its entirety to read as follows:

Minimum Fixed Charge Coverage Ratio.

(a)                                 Maintain an annual minimum fixed charge coverage ratio (“Fixed Charge Coverage Ratio”) of not less than 1.5:1.00 as of the end of each fiscal year quarter on a rolling four quarters basis, beginning June 30, 2015.

(b)                                 “Fixed Charge Coverage Ratio” means the ratio of (a) the sum of Borrower’s (i) aggregate EBITDA, for the prior four fiscal quarters ending on the date of determination, as presented in Borrower’s financial statements and (ii) aggregate non-cash expenses, for the prior four fiscal quarters ending on the date of determination, as presented in Borrower’s financial statements, to (b) the sum of Borrower’s (i) aggregate interest expense, for the for the prior four fiscal quarters ending on the date of determination, as presented in Borrower’s financial statements, (ii) aggregate capitalized interest, for the for the prior four fiscal quarters ending on the date of determination, (iii) aggregate preferred dividend payments made during the prior four fiscal quarters ending on the date of determination, as presented in Borrower’s financial statements, and (iv) aggregate lease payments, for the for the prior four calendar quarters ending on the date of determination.  Borrower’s Fixed Charge Coverage Ratio will be calculated in the same manner as its Fixed Charge Coverage Ratio is calculated under that certain Agvantage Bond Purchase Agreement dated as of August 22, 2014, by and between the Borrower, Farmland Partners, Inc., and Farmer Mac Mortgage Securities Corporation as in effect as of February 24, 2015.

(b)                                 by amending and restating the Maximum Debt to Net Worth Ratio covenant set forth in the Affirmative Covenants section of the Loan Agreement in its entirety to read as follows:

Maximum Leverage Ratio.  Maintain a ratio of total debt to total assets (“Leverage Ratio”) of not more than 0.60:1.00, calculated as of December 31, 2014 and at all times thereafter. Leverage Ratio shall be calculated by dividing total combined liabilities by total combined assets, in the amount that would be reflected on an audited balance sheet prepared at the time of calculation, determined on a consolidated basis in accordance with GAAP.

(c)                                  by amending and restating the Maintenance of Operating Account(s)/Minimum Balance covenant set forth in the Affirmative Covenants section of the Loan Agreement in its entirety to read as follows:

Maintenance of Operating Account(s)/Minimum Balance.  During the term of this Agreement, Borrower and its subsidiaries or affiliates shall maintain one or more deposit accounts with Lender and maintain at all times while this Agreement is in effect a minimum average annual collected balance in such account(s) of at least $500,000.00.

3.                                      Reaffirmation and Confirmation of Security Interests.  Borrower hereby confirms to Lender that Borrower has granted to Lender Security Interests in the Collateral, to secure the Indebtedness.  Borrower hereby reaffirms its grant of such security interests to Lender for such purpose in all respects.

4.                                      Representations and Warranties.  Borrower hereby represents, warrants and covenants to Lender that:

(a)                                 Authorization.  Borrower is duly authorized to execute and deliver this Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Agreement as amended and the Related Documents.

(b)                                 No Conflicts.  The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by Borrower of its obligations under the

Loan Agreement as amended and the Related Documents do not and will not conflict with any provision of law or of the certificate of limited partnership or partnership agreement of Borrower or of any agreement binding upon Borrower.

(c)                                  Validity and Binding Effect.  This Amendment, the Loan Agreement as amended, and the other Related Documents are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(d)                                 No Events of Default. As of the date hereof, no default or Event of Default under the Loan Agreement as amended or any of the Related Documents has occurred or is continuing.

(e)                                  Warranties.  As of the date hereof, the representations and warranties in the Loan Agreement as amended and the Related Documents are true and correct as though made on such date, except where a different date is specifically indicated.

(f)                                   Absence of Claim.  To further induce Lender to enter into this Amendment, Borrower hereby acknowledges and agrees that (i) as of the date hereof there is no dispute under the Loan Agreement or Related Documents and (ii) Borrower does not have any claim, defense, counterclaim, objection or any cause of action or potential cause of action against Lender as of the date hereof.

5.                                      Conditions to Effectiveness.  This Amendment shall be deemed to be effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of all of the following conditions as of such date:

(a)                                 This Amendment, duly authorized and fully executed by Borrowers and Lender shall have been delivered to Lender;

(b)                                 A waiver letter in form and substance acceptable to Lender and its counsel duly authorized and fully executed by Borrower and Lender shall have been delivered to Lender;

(c)                                  Lender has received the Fee in immediately available funds;

(d)                                 Resolutions shall have been adopted by the board of directors of Borrower’s general partner, authorizing the execution, delivery and performance of this Amendment, and a copy thereof, certified by Borrower’s general partner’s corporate secretary shall have been delivered to Lender;

(e)                                  A certificate of the corporate secretary of the general partner of Borrower stating that there have been no amendment, modification or change to such general partner’s or Borrower’s certificate of incorporation, certificate of limited partnership, by-laws or partnership agreement, as applicable, since April 16, 2014, shall have been delivered to Lender; and

(f)                                   Such other documents, instruments or agreements as Lender may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lender.

6.                                      Costs and Expenses.  In addition to paying the Fee, Borrower will promptly pay, on demand by Lender, all costs and expenses in connection with the preparation of this Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees and expenses.

7.                                      Miscellaneous.

(a)                                 Captions.  Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(b)                                 Governing Law.  This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.  Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(c)                                  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

(d)                                 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e)                                  References.  From and after the Amendment Effective Date, any reference to the Loan Agreement or the other Related Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)                                   Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement.  The parties hereto expressly do not intend to extinguish the Loan Agreement.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is secured by the Collateral.  The Loan Agreement and each of the other Related Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(g)                                  Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act.  Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act.  In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Business Loan Agreement as of the date first set forth above.

BORROWER:

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer

LENDER:

FIRST MIDWEST BANK, an Illinois banking corporation

By:	/s/ Rebecca P. King
Name:	Rebecca P. King
Title:	Senior Vice President